June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026 (September 8, 2026)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing an update on the most recent information related to its third quarter 2026 financial results and business trends.

Summary Operating and Financial Impacts

●	Statistics for August 2026 are preliminary but are not expected to differ materially from actual results.
●	July 2026 and July 2025 each included 22.0 workdays.
●	August 2026 and August 2025 each included 21.0 workdays.
●	The third quarter to date reflects the period from July 1 through August 31, 2026, compared to the same period in 2025.

Asset-Based Operating Segment

Year-over-Year Business Trends	July 2026	August 2026	QTD 2026

Billed Revenue(1) / Day	+7.7%	+9%	+8%
Tonnage / Day	+8.1%	+9%	+9%
Shipments / Day	-3.3%	-4%	-4%
Billed Revenue(1) / Shipment	+11.4%	+14%	+13%
Billed Revenue(1) / CWT	-0.4%	flat	flat
Weight / Shipment	+11.8%	+14%	+13%
1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue has not been adjusted for the portion of revenue deferred for financial statement purposes.

In August, Asset-Based daily tonnage increased 9% year-over-year, driven by a 14% increase in weight per shipment and partially offset by a 4% decrease in shipments per day. The higher weight per shipment continues to reflect changes in freight profile.

Billed revenue per shipment increased 14% year-over-year, primarily reflecting the heavier freight profile, while billed revenue per hundredweight remained flat. Excluding fuel surcharge, revenue per hundredweight declined in the low single digits, primarily due to changes in freight profile.

Compared with July, shipments per day in August were relatively unchanged, while weight per shipment and tonnage per day each declined 3%. Billed revenue per shipment declined approximately 1%, primarily reflecting the lower weight per shipment, partially offset by a 2% increase in billed revenue per hundredweight.

From 2016 through 2025, ABF’s non-GAAP operating ratio generally remained consistent from the second quarter to the third quarter. This trend excludes 2020, which was significantly affected by the COVID-19 pandemic, and 2023, which was significantly affected by the bankruptcy of a major LTL competitor. This analysis is based on non-GAAP operating ratio and excludes the items identified in the Company's historical non-GAAP reconciliations included in previously furnished earnings releases.

Based on current trends, the Company expects ABF’s non-GAAP operating ratio for the third quarter of 2026 to be generally consistent with its non-GAAP operating ratio for the second quarter of 2026. The Company does not currently expect a significant difference between GAAP and non-GAAP operating ratios for the third quarter of 2026.

Asset-Light Operating Segment

Business Trends	July 2026	August 2026	QTD 2026

Revenue / Day (Year-over-Year)	+27.0%	+26%	+27%
Shipments / Day (Year-over-Year)	+6.8%	flat	+4%
Revenue / Shipment (Year-over-Year)	+18.9%	+26%	+22%
Purchased Transportation Expense as a % of Revenue	85.6%	85%	85%

In August, Asset-Light daily revenue increased approximately 26% year over year, driven by a 26% increase in revenue per shipment with consistent shipments per day. Higher revenue per shipment reflects a stronger pricing environment, including the effects of higher fuel surcharge revenue and tightening truckload market capacity.

Compared with July, Asset-Light daily revenue increased approximately 5%, driven by a 3% increase in revenue per shipment and a 1% increase in shipments per day.

For the third quarter 2026, the Company expects Asset-Light GAAP operating income of $8 million to $10 million. Excluding approximately $2 million of purchase accounting amortization, the Company expects Asset-Light non-GAAP operating income of $10 million to $12 million. This outlook reflects continued yield discipline and ongoing productivity improvements across the business.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data breaches, cybersecurity incidents, and/or interruptions or failures of our information systems that we depend on, including software programs and applications provided by third parties; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from multiple large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of future acquisitions and the inability to realize the anticipated benefits of the acquisition; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; failure to achieve market acceptance or generate adequate returns through our Vaux® technologies; establishing and maintaining adequate internal controls over financial reporting; disruptions in domestic or global manufacturing activity, supply chains, and related changes in spending, resulting in material reductions in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, public health crises, geopolitical conflicts, acts of terrorism or war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	September 8, 2026	/s/ J. Brent Hagy
J. Brent Hagy
Chief Legal Officer and Corporate Secretary